Exhibit 99.1

Fred’s Inc. Announces New Share Repurchase Program

MEMPHIS, Tenn.--(BUSINESS WIRE)—January 30, 2019--Fred’s, Inc. (“Fred’s” or “Company”) (NASDAQ:FRED) today announced that its board of directors (the “Board”) has approved a new share repurchase program in order to acquire up to 3.5 million shares of the Company’s outstanding Class A voting common stock (the “common stock”). The Company’s previous share repurchase program, which allowed for the repurchase of up to 3.8 million shares of the Company’s common stock, was completed on January 24, 2019.

Under the new program, the common stock may be purchased through a combination of Rule 10b5-1 automatic trading plans and discretionary purchases on the open market, block trades or in privately negotiated transactions. The amount and timing of any purchases will depend on a number of factors, including trading price, trading volume, general market conditions, applicable legal requirements and compliance with the terms of the Company’s current and future indebtedness. No assurance can be given that any particular amount of common stock will be repurchased. The new repurchase program is valid for up to two years and may be modified, extended or terminated by the Board at any time. The Company intends to finance the repurchases with available cash and with funds drawn from that certain Credit Agreement dated as of April 9, 2015, as amended, by and among Fred’s, certain of its subsidiaries, the lenders named therein and Regions Bank, as the administrative agent.

About Fred’s, Inc.

Since 1947, Fred’s Inc. has been an integral part of the communities it serves throughout the southeastern U.S. Today, Fred’s operates approximately 600 discount value stores and its mission is to make it easy AND exciting to save money. Its unique format offers customers a full range of value-priced everyday items, along with terrific deals on closeout merchandise throughout the store. For more information about the Company, visit Fred’s website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as “outlook,” “guidance,” “may,” “should,” “could,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “committed,” “continue,” or “will likely result” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to (i) the competitive nature of the industries in which we operate; (ii) the implementation of our strategic plan, and its impact on our sales, costs and operations; (iii) utilizing our existing and new stores; (iv) our reliance on a single supplier of pharmaceutical products; (v) our pharmaceutical drug pricing; (vi) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (vii) our private brands; (viii) the seasonality of our business and the impact of adverse weather conditions; (ix) operational difficulties; (x) merchandise supply and pricing; (xi) consumer demand and product mix; (xii) delayed openings and operating new stores and distribution facilities; (xiii) our employees; (xiv) risks relating to payment processing; (xv) our computer system, and the processes supported by our information technology infrastructure; (xvi) our ability to protect the personal information of our customers and employees; (xvii) cyber-attacks; (xviii) changes in governmental regulations; (xix) the outcome of legal proceedings, including claims of product liability; (xx) insurance costs; (xxi) tax assessments and unclaimed property audits; (xxii) current economic conditions; (xxiii) changes in third-party reimbursements; (xxiv) the terms of our existing and future indebtedness; (xxv) any acquisitions we may pursue and the ability to effectively integrate businesses that we acquire; (xxvi) our ability to pay dividends; (xxvii) our ability to attract and retain talented executives; (xxviii) statements regarding the agreement pursuant to which Walgreen Co. will acquire certain prescription files and related data and records, retail pharmaceutical inventory, and certain other assets from us, the transactions contemplated thereby, the possible timing and effects thereof, and the ability of the parties to complete the transactions considering the various closing conditions to which such transactions are subject; and (xxix) the factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:
Fred’s, Inc.
Tejal Patel, Fred’s, Inc.
1-318-348-8709
Tejal.patel@fredsinc.com